                               P.V. PARTNERS, L.P.
                               Three Harbor Drive
                                    Suite 213
                               Sausalito, CA 94965

                                POWER OF ATTORNEY

I represent P.V. Partners, L.P. (the "Partnership") and hereby appoint Jay B.
Gould of Pillsbury Winthrop Shaw Pittman LLP to act on behalf of the
Partnership, its affiliates and persons directly or indirectly controlling, controlled by or under common control with the Partnership, for the purpose of signing and filing all documents with the U.S. Securities and Exchange
Commission.

The Partnership has caused this Power of Attorney to be executed this 19th day of September, 2008.

                                               P.V. PARTNERS, L.P.

                                               /s/  Scott P. Peters
                                               ---------------------------------
                                               Scott P. Peters